Exhibit 1(a)(3)

   SECRETARY OF THE                                         OFFICE OF THE CLERK
    COMMONWEALTH                                                 CITY HALL
   OCT 26 AM 11:51                                            BOSTON MA 02201
CORPORATION DIVISION

                               SCUDDER INCOME FUND

                Certificate of Amendment of Declaration of Trust

      The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Income Fund, a Massachusetts business trust, (the "Trust") acting pursuant to Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended (the "Declaration of Trust"), do hereby certify that the following amendment to the Declaration of Trust was adopted by the favorable vote on October l3, 1992 of the majority of Trustees, to wit,


            RESOLVED, that upon the filing of a certificate of amendment to the Fund's Amended and Restated Declaration of Trust with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston, the Fund's Declaration of Trust, as amended, shall be amended to change the name of the Fund from Scudder Income Fund to Scudder Portfolio Trust, so that the Sections 1.1 and 1.2(o) of
            Article I indicated below read in their entirety as follows:

                  Section 1.1 Name The name of the trust created hereby is the Scudder Portfolio Trust;

                  Section 1.2(o) The "Trust" means Scudder Portfolio Trust.

      IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated  October 13, 1992

/s/ Henry P. Becton, Jr.
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Henry P. Becton, Jr. As Trustee

/s/ Amey A. DeFriez
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Amey A. DeFriez, as Trustee


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/s/ Dudley H. Ladd
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Dudley H. Ladd, as Trustee

/s/ David S. Lee
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David S. Lee, as Trustee

/s/ George M. Lovejoy
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George M. Lovejoy, Jr., as Trustee

/s/ Wesley W. Marple, Jr.
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Wesley W. Marple, Jr., as Trustee

/s/ Daniel Pierce
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Daniel Pierce, as Trustee